Exhibit 21

                      Subsidiaries of Audio Book Club, Inc.


Name                                      Ownership                               Jurisdiction of Incorporation

ABC Investment Corp.                      wholly-owned                            Delaware

ABC Internet Services Inc.                wholly-owned                            New York

Classic Radio Holding Corp.               wholly-owned                            Delaware

CH Acquisitions Corp.                     wholly-owned                            Delaware

Classic Radio Acquisition Corp.           wholly-owned by                         Delaware
                                          Classic Radio Holding Corp.

ABD Acquisition Corp.                     wholly-owned                            Delaware

Radio Spirits, Inc.                       wholly-owned                            Delaware

Multimedia Fulfillment, Inc.              wholly-owned by Classic
                                          Radio Holding Corp.                     Delaware

BooksAloud, Inc.                          wholly-owned                            Florida